                                      *** Text Omitted and Filed Separately
                                          Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4)
                                          200.83 and 240.24b-2





                          AMENDED AND RESTATED AGREEMENT
                              (No. 030/KON/PSN-IX/95)

                                   Between

                     TITAN INFORMATION SYSTEMS CORPORATION

                                      And

                        PT. PASIFIK SATELIT NUSANTARA

                                      And

                              TEDCO GROUP LIMITED

                                      For

                              "EQUIPMENT PURCHASE"

                                TABLE OF CONTENTS


RECITALS

1.  Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   3

2.  Rights and Obligations of Titan. . . . . . . . . . . . . . . . . . . . .   6

3.  Rights and Obligations of Tedco and PSN. . . . . . . . . . . . . . . . .   8

4.  Purchase and Sale of Products. . . . . . . . . . . . . . . . . . . . . .   9

5.  Delivery and Production Schedule . . . . . . . . . . . . . . . . . . . .  13

6.  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

7.  Delivery; Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

8.  Inspection, Acceptance and Rejection . . . . . . . . . . . . . . . . . .  18

9.  Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

10. Exclusivity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

11. Representations and Warranties . . . . . . . . . . . . . . . . . . . . .  22

12. Additional Representations and Warranties of PSN . . . . . . . . . . . .  23

13. Additional Representation and Warranty of Titan. . . . . . . . . . . . .  24

14. Additional Representations and Warranties of Tedco . . . . . . . . . . .  25

15. Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

16. Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

17. Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . .  29

18. Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

19. Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . . . .  31

20. Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

21. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

22. Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

23. Settlement of Disputes; Arbitration. . . . . . . . . . . . . . . . . . .  37

24. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

25. Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

26. No Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                TABLE OF CONTENTS


ATTACHMENTS:

1.  Schedule 1.8(a): HUB Key Elements

2.  Schedule 1.8(b): NCS Key Elements

3.  Schedule 2.1(a): Technical Requirements

4.  Schedule 2.1(b): On-Site Guidelines

5.  Schedule 2.1(c): RTS Master Milestones Schedule

6.  Schedule 4.3(a): Acceptance (Factory) Test Criteria

7.  Schedule 4.3(b): Final Acceptance Test Criteria

8.  Schedule 5(a):   Delivery Schedule

9.  Schedule 10.2:   List of Target Countries

10. Schedule 12.2:   Satellite System Specifications (To Be Provided)

                        EQUIPMENT PURCHASE AGREEMENT

     This Amended and Restated Equipment Purchase Agreement (the "Agreement") is made and entered into this 17 day of September, 1996, by and between

TITAN INFORMATION SYSTEMS CORPORATION, a Delaware corporation with a principal place of business at 3033 Science Park Road, San Diego,
California 92121 ("Titan");

PT. PASIFIK SATELIT NUSANTARA, an Indonesian corporation with a principal place of business at Sentra Mulia, Jalan H.R. Rasuna Said, Kav. X6 No. 8, Jakarta 12940 Indonesia ("PSN"); and

TEDCO GROUP LIMITED, a Singaporean corporation with a principal place of business at Takashimaya Building, Tower A, Floor 23, NG EE AN, Orchard Road, Singapore ("Tedco").

                                   RECITALS

     WHEREAS, Titan and PSN have signed an Equipment Purchase Agreement dated as of September 13, 1995 (the "Original Agreement"), pursuant to which PSN agreed to purchase from Titan and Titan agreed to sell to PSN the Rural Terminals (as defined), the HUBs (as defined) and the NCS (as defined), each including their Key Elements (as defined) (the "Key Equipment") for use in a low cost rural telephone system (the "RTS") and to provide certain related services, pursuant to the terms and conditions set forth therein:

     WHEREAS, Tedco and PSN desire that Tedco assist PSN in developing a low cost RTS for deployment throughout Indonesia and other regions;

     WHEREAS, Tedco and PSN desire that Tedco should undertake certain responsibilities with respect to development of the RTS, including assisting in the financing for the development of the RTS and in purchasing certain equipment necessary to its operation;

     WHEREAS, Tedco and PSN desire to divide purchasing responsibility for the Key Equipment such that PSN will purchase the HUBs and the NCS and Tedco will purchase the Rural Terminals;

     WHEREAS, PSN desires to purchase from Titan and Titan desires to sell to PSN the HUBs and the NCS, each including their Key Elements (as defined) (collectively, the HUBs and the NCS, each including their Key Elements are referred to herein as the "Regional Equipment");

     WHEREAS, Tedco desires to purchase from Titan and Titan desires to sell to Tedco the Rural Terminals, including its Key Elements (as defined);

     WHEREAS, Tedco, PSN and Titan desire that PSN transfer certain of its rights and obligations under the Original Agreement to Tedco;

     WHEREAS, the parties to the Original Agreement now desire to amend and restate the Original Agreement so that Tedco can be made a party thereto and become subject to the provisions thereof and so that the responsibilities of the parties can divided as set forth herein:

     NOW, THEREFORE, the parties hereto agree to amend and restate the Original Agreement as follows:

1.   CERTAIN DEFINITIONS

     The following terms shall have the following meanings in this Agreement:

     1.1 "AFFILIATE," shall mean with respect to a Person, any other Person that controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, or by agreement or otherwise.

     1.2 "BURST MODEMS" shall mean modems located at the HUBs and the NCS which will be used in conjunction with the DAMA Network Control Hardware and the DAMA Network Control Software to provide control of voice, fax and data transmissions originating from Rural Terminals and accessing the RTS.

     1.3 "COMMUNICATION MODEMS" shall mean modems located at the Rural Terminals and HUBs and used in conjunction with the DAMA Network Control Hardware and the DAMA Network Control Software to complete voice, fax and data transmissions accessing the RTS.

     1.4 "DAMA NETWORK CONTROL HARDWARE" shall mean the "demand assigned multiple access" hardware used in conjunction with the DAMA Network Control Software for controlling frequency assignments for voice, fax and data transmissions in the RTS network.

     1.5 "DAMA NETWORK CONTROL SOFTWARE" shall mean the software used in conjunction with the DAMA Network Control Hardware for controlling frequency assignments for voice, fax and data transmissions in the RTS network.

     1.6 "FINAL ACCEPTANCE TEST CRITERIA" shall mean, as to any product, the test criteria agreed to by the parties as set forth on
          Schedule 4.3(b) attached hereto.

     1.7 "HUB(s)" shall mean PSTN Gateway Earth Stations and all of the Key Elements of such HUB (as set forth on Schedule 1.8(a)), which will be located at multiple locations throughout Indonesia in order to receive voice, fax and data transmissions sent over the RTS network.

     1.8 "KEY ELEMENTS" shall mean the key elements of the HUBs and the NCS as set forth on Schedules 1.8(a) and 1.8(b) attached hereto, respectively.

     1.9 "KEY EQUIPMENT" shall mean the key equipment for the RTS: (i) the Rural Terminals, (ii) the HUBS (including any and all Key Elements listed on Schedule 1.8(a)), and (iii) the NCS (including any and all Key Elements listed on Schedule 1.8(b)).

     1.10 "NCS" shall mean the dedicated network control station and all of the Key Elements of such NCS as set forth on Schedule 1.8(b), which NCS may be located at one of the HUBs, as determined by PSN, and which shall control frequency assignments for voice, fax, and data transmissions in the RTS network.

     1.11 "PALAPA C1 AND C2" shall mean those certain satellites, part of the Palapa satellite system, operating from the 113 degrees E.L. orbital location.

     1.12 "PERSON" shall mean an individual, partnership, association, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

     1.13 "PSN" shall mean P.T. Pasifik Satelit Nusantara, an Indonesian corporation.

     1.14 "PSTN" shall mean the Indonesian public switched telephone network.

     1.15 "PSTN GATEWAY EARTH STATION" shall mean an earth terminal with connectivity to the PSTN.

     1.16   "REGIONAL EQUIPMENT" shall mean certain equipment for the RTS:
            (i) the HUBs (including any and all Key Elements listed on Schedule 1.8(a)), and (ii) the NCS (including any and all Key Elements listed on Schedule 1.8(b)).

     1.17 "RTS" shall mean the rural telephone system which will be deployed throughout Indonesia and other regions within the extended C-Band coverage area of the Palapa C1 and C2 in order to provide modern telephone services to communities which are not currently connected to the PSTN, or for other applications which require low cost voice, fax and data communications within such regions.

     1.18 "RURAL TERMINALS" shall mean certain very small, low cost earth stations to be placed at numerous locations throughout Indonesia, which shall consist of (i) a 1.2 meter (diameter) satellite dish,
            (ii)
            an outdoor electronics unit, and (iii) a telephone unit handset and separate monitoring display, and which shall access the Palapa C1 and C2 satellites and provide connectivity for voice, fax and data transmissions to HUBs.

     1.19   "TEDCO" shall mean Tedco Group Limited, a Singaporean corporation.

     1.20 "TITAN" shall mean Titan Information Systems Corporation, a Delaware corporation.

2.   RIGHTS AND OBLIGATIONS OF TITAN.

     2.1    STATEMENT OF WORK.
            Subject to the provisions of this Agreement, Titan shall provide certain hardware, software, documentation, installation, testing, in-country training and other related services as referenced herein. The technical requirements for the hardware and software provided hereunder are attached hereto as Schedule 2.1(a). Titan personnel will be responsible for the installation and testing of the Key Equipment required for the Final Acceptance Tests (as defined) in Indonesia. On-site training ("on-the-job training") of Tedco and/or PSN personnel will be provided by Titan in conjunction with such installation and testing. In addition to the foregoing, Titan personnel shall be available to support Tedco and PSN with regard to full implementation of the RTS on an on-call, cost reimbursement basis, pursuant to the On-Site Guidelines attached hereto as Schedule 2.1(b).

     2.2    SPARE PARTS AND TEST EQUIPMENT.

            Within 30 days from the execution of this Agreement, Titan will provide Tedco and PSN with a list of recommended spare parts and test equipment for the Key Equipment, which list shall include pricing and delivery information. Titan will make available Titan proprietary spare parts for the term of this Agreement. Additionally, Titan agrees that if Tedco elects to designate and use some of the early delivered Rural Terminals (that is terminals delivered within the first 12 months) for spares. Titan will refurbish up to [...***...]. To qualify for this no cost refurbishment, the Rural Terminals must be complete and show no signs of abuse, damage, alterations, or misuse. Before shipment to Titan's factory in San Diego, Tedco and PSN must supply Titan with written notice specifying in reasonable detail, the condition of each returned Rural Terminal. Within thirty (30) days after its receipt of such notice, Titan will provide disposition instructions. [...***...] Rural Terminals must be returned for refurbishment within a [...***...] from the date of delivery, as set forth in Section 7 of this Agreement.

     * Confidential Treatment Requested

     2.3  RTS MASTER MILESTONE SCHEDULE.

          An RTS Master Milestone Schedule describing the timing of events leading up to production delivery is attached hereto as
          Schedule 2.1(c).

3.   RIGHTS AND OBLIGATIONS OF TEDCO AND PSN.

     3.1  PURCHASE AND SHIPPING OBLIGATIONS.

          PSN shall purchase the Regional Equipment (including their Key Elements) required for the RTS from Titan pursuant to the terms and subject to the conditions of this Agreement. The Regional Equipment together with its Key Elements are sometimes referred to herein as the "Regional Equipment Products." Tedco shall purchase the Rural Terminals required for the RTS from Titan pursuant to the terms and subject to the conditions of this Agreement. The Regional Equipment, their Key Equipment, and the Rural Terminals are sometimes collectively referred to herein as the "Products." [...***...]

     3.2  MANAGEMENT AND OTHER SERVICES.

          PSN and Tedco will be responsible for providing, or having the end users provide, any and all operating, management and other services with respect to the RTS, other than those services specifically required to be performed by Titan pursuant to the Titan SOW, including, but not limited to: (a) provision of the physical facilit(y)(ies) in which the Key Equipment is to be installed (the "Facilities"); (b) provision of earth station hardware (including but not limited to antenna and RF equipment) as required to support the Key Equipment at the HUBs; (c) provision of power and civil works to the Facilities; (d) installation and testing in Indonesia of any and all Products provided pursuant to this Agreement; and
          (e) maintenance, operation and repair of all Products provided pursuant to this Agreement, except as otherwise set forth in
          Section 9.

     * Confidential Treatment Requested

4.   PURCHASE AND SALE OF PRODUCTS.

          Tedco and PSN will purchase from Titan any and all Products required for the RTS. If Tedco or PSN makes any purchases of any Products required for the RTS, such purchases shall be made from Titan.

     4.1  INITIAL ORDER.

          Subject to the provisions of Section 4.2, Titan will design, manufacture, or have manufactured, and deliver to Tedco (with respect to the Rural Terminals) and PSN (with respect to the Regional Equipment) all at such locations in Indonesia as shall be designated by PSN, an initial order of [...***...]. Subject to the provisions of Section 5, delivery of the Initial Order shall be made in the manner set forth, as appropriate, on Schedule 5(a). The aggregate purchase price payable by PSN to Titan for the Regional Equipment contained in the Initial Order shall be as follows:

          [...***...]

          The aggregate purchase price payable by Tedco to Titan for the Rural Terminals contained in the Initial Order shall be as follows:

     * Confidential Treatment Requested

          [...***...]

          Payment for the Initial Order shall be made by PSN (with respect to the Regional Equipment) and Tedco (with respect to the Rural Terminals) to Titan in accordance with Sections 6 and 7 of this Agreement.

     4.2  FOLLOW-ON ORDERS.

          Tedco and PSN, as applicable, may order additional quantities of Rural Terminals, HUBs and NCSs [...***...]

     4.3  ACCEPTANCE TESTS.

          Testing of the Key Equipment shall be done in two parts. First, Titan will conduct factory tests at its San Diego, California plant to demonstrate and validate the satisfactory performance of the Key Equipment (the "Acceptance Test"). During the Acceptance Test, the Key Equipment shall be required to meet the Acceptance Test Criteria attached hereto as Schedule 4.3(a) and (b) which can be tested without requiring access to the operational extended C-Band frequencies of Palapa C1 or C2. Representatives of Tedco and PSN shall be afforded an opportunity by Titan to witness the Acceptance Test. Upon certification by Titan to Tedco and PSN of the successful completion of the Acceptance Test, but in no event later than September 20, 1996, Titan will deliver five (5) Rural Terminals, one (1) HUB and one (1) NCS (the "Test Equipment") to be used in acceptance tests to be conducted at a location (or locations) in Indonesia mutually agreeable to all of the parties (the "Test Location(s)") in order to validate and demonstrate the satisfactory performance of the RTS (the "Final Acceptance Test"). Tedco shall ensure that the Test Equipment will be delivered to the Test Locations and that all Test Equipment shall have arrived at the proper Test locations no

     * Confidential Treatment Requested
          later than September 20, 1996. PSN and Titan shall assure that all physical facilities, earth station hardware for HUBs and power and civil works have been prepared at the Test Locations no later than September 20, 1996. PSN shall assist Titan with the installation and testing of the Test Equipment such that RTS performance testing (in preparation for the Final Acceptance Test) may begin on or before September 20, 1996 at all Test Locations. Titan will provide at least 30 days advance notice of the planned commencement of the Final Acceptance Test to PSN and Tedco to afford representatives of PSN and Tedco an opportunity to witness the Final Acceptance Test. During the Final Acceptance Test, the Key Equipment shall be required to meet the Final Acceptance Test Criteria attached hereto as Schedule 4.3(b) (the "Successful Testing"). Any changes to the Key Equipment that shall be required to meet the Final Acceptance Criteria shall be done by Titan at Titan's expense. The Successful Testing of the Key Equipment shall be deemed to have occurred upon delivery of conditional certification by Titan and a PSN authorized representative to Tedco of such Successful Testing (the "Certification"). Within sixty (60) days Titan shall successfully prove the Pseudo-Mesh capabilities of the RTS by operating with multiple hubs, at which time the conditional Certification automatically becomes effective. Delivery of the Initial Order shall commence within two months after the conditional Certification.

     4.4  CURE PERIOD.

          If Titan and a PSN authorized representative agree that the Key Equipment has failed to meet the Final Acceptance Test Criteria, Tedco and PSN will jointly notify Titan of such Failure in writing and Titan will be granted sixty (60) days to correct the Key Equipment (the "Cure Period"). Following the Cure Period, the Key Equipment shall again be required to meet the Final Acceptance Test Criteria attached hereto as Schedule 4.3(b). The Key Equipment shall be deemed to have had a Successful Testing pursuant to the After Cure Test upon delivery of the Certification by Titan and a PSN authorized representative to Tedco of such Successful Testing.

     4.5  TESTING DISPUTES.

          If, at any time, any of the parties hereto disagree as to any issue pursuant to this Agreement including, without limitation, whether a Successful Testing has occurred, such disagreement shall be resolved by such parties in accordance with the provisions of Section 23 hereof.

     4.6  FAILURE OF FINAL ACCEPTANCE TEST.

          If, following the After Cure Test, both Titan and a PSN authorized representative agree that the Key Equipment has failed to meet the Final Acceptance Test Criteria, such failure shall be considered a Breach of this Agreement (as defined herein), and thereafter Tedco and PSN may, in their collective discretion, pursuant to the terms and subject to the conditions of Section 16, jointly terminate this Agreement.

    5.   DELIVERY AND PRODUCTION SCHEDULE.

         Upon delivery of Certification of the Final Acceptance Testing, production and delivery of the Initial Order shall commence as set forth on Schedule 5(a) attached hereto the ("Delivery Schedule"). Monthly delivery quantities may be increased or decreased with no increase in unit price, on mutual agreement of the parties and with four months advance notice.

    6.   PAYMENTS.

         6.1  ADVANCE PAYMENT.

              Upon execution of the Original Agreement, PSN has paid Titan [...***...] to be delivered pursuant to this Agreement (the "Advance Payment"). The Advance Payment shall be held by Titan and shall be applicable against the last Rural Terminals TO BE PURCHASED BY TEDCO, to be delivered as part of the Initial Order pursuant to Section 4.1 of this Agreement. Remaining payments for the Products to be delivered pursuant to this Agreement shall be made in U.S. Dollars, as set forth in Sections 6.2 and 6.3 below with respect to Tedco and PSN respectively. In the event that (a) Titan fails to deliver the Certification required by Section 4.3, and (b) Tedco and PSN terminate this Agreement in the manner required by Section 16, Titan will return the Advance Payment to Tedco within (90) days of such termination.

         6.2 PSN LETTERS OF CREDIT.

              (a)  INITIAL PSN LETTER OF CREDIT.

                   No more than 10 days after the successful completion of this Amended and Restated Agreement, PSN shall post an irrevocable letter of credit in U.S. Dollars in the amount of [...***...] in favor of Titan with a U.S. chartered bank mutually agreeable to each of Titan and PSN upon terms mutually agreeable to each Titan and PSN (the "Initial PSN Letter of Credit"). The Initial PSN Letter of Credit shall be in an amount necessary to pay for the [...***...] scheduled for delivery during the same period of delivery as the initial [...***...] (the "Primary Delivery Period"). The Initial PSN Letter of Credit will allow Titan to draw-down, at sight, such Initial PSN Letter of Credit upon written notice by Titan to such bank that Titan has shipped any Products to PSN in an amount equal to the sum of (i) the product of [...***...]

         * Confidential Treatment Requested

              (b)  SECOND PSN LETTER OF CREDIT

                   Ninety days in advance of the agreed upon delivery date of the remaining HUBs to be produced by Titan and delivered from Titan to PSN pursuant to this Agreement, PSN shall post a second irrevocable letter of credit in U.S. Dollars in the amount of [...***...] in favor of Titan with a U.S. chartered bank mutually agreeable to each of Titan and PSN upon terms mutually agreeable to each of Titan and PSN (the "Second PSN Letter of Credit," and together with the Initial PSN Letter of Credit, the "PSN Letters of Credit"). The Second PSN Letter of Credit shall be in an amount necessary to pay for Regional Equipment (including their Key Elements) scheduled for delivery after the Primary Delivery Period. The Second PSN Letter of Credit will allow Titan to draw down, at sight, such Second PSN LETTER of Credit upon written notice by Titan to such bank that Titan has shipped any Products to PSN in an amount equal to the product of [...***...]

         6.3  TEDCO LETTERS OF CREDIT.

              (a)  FIRST TEDCO LETTER OF CREDIT

                   No more than 10 days after the execution of this Amended and Restated Agreement, Tedco shall post an irrevocable letter of credit in U.S. Dollars in the amount of [...***...] in favor of Titan confirmed with a U.S. chartered bank mutually agreeable to each of Titan and Tedco upon terms mutually agreeable to Titan and Tedco (the "First Tedco Letter of Credit"). The First Tedco Letter of Credit shall be used to pay for the initial [...***...] Rural Terminals being purchased hereunder by Tedco. The First Tedco Letter of Credit shall allow Titan to draw down, at sight, such First Tedco Irrevocable Letter of Credit upon written notice by Titan to such bank that Titan has shipped a Rural Terminal to Tedco and/or PSN in an amount equal to the product of [...***...]

         * Confidential Treatment Requested

         (b)  SECOND TEDCO LETTER OF CREDIT.

              Upon written notice by Titan to Tedco of the production and imminent delivery of the 800th Rural Terminal. Tedco shall post a second irrevocable letter of credit in U.S. Dollars in the amount of [...***...] in favor of Titan confirmed with a U.S. chartered bank mutually agreeable to each of Titan and Tedco upon terms mutually agreeable to Titan and Tedco (the "Second Tedco Letter of Credit" and together with the First Tedco Letter of Credit and to PSN Letters of Credit, the "Letters of Credit"). The Second Tedco Letter of Credit shall be in the amount necessary to pay for the remaining Rural Terminals being purchased hereunder by Tedco, MINUS an amount equal to the Advanced Payment paid to Titian by PSN upon execution of the Original Agreement. The Second Tedco Letter of Credit shall allow Titan to draw down, at sight, such Second Tedco Letter of Credit upon written notice by Titan to such bank that Titan has shipped such a Rural Terminal to Tedco in an amount equal to the product of [...***...] (b) the number of Rural Terminals referenced in the written notice to the bank as having been shipped.

         * Confidential Treatment Requested

7.  DELIVERY; TITLE.

    The prices for any and all Products sold pursuant to this Agreement and set forth herein shall include seaworthy export packing and shall be [...***...] (such that PSN (with respect to Regional Equipment) and Tedco (with respect to Rural Terminals) shall take delivery of any Product once such Product is loaded onto a truck for shipment). [...***...] shall be responsible for delivery of all Products from Titan's plant in San Diego, California to its desired location in Indonesia or elsewhere. Title and risk of loss to the Products shall remain with Titan until PSN and/or Tedco takes possession of the Products [...***...] thereafter title and risk of loss to the Products will be with PSN and/or Tedco. [...***...] shall be responsible for any and all shipping charges, non-United States taxes, and non-United States customs duties related to the Products hereto (including without limitation all import taxes and duties). Titan shall be responsible for any United States taxes and customs duties on the Products to be delivered hereunder (including without limitation export taxes and duties).

* Confidential Treatment Requested

8.  INSPECTION, ACCEPTANCE AND REJECTION.

    All Products under this Agreement will be subject to inspection and acceptance after delivery. If PSN (with respect to Regional Equipment) or Tedco (with respect to Rural Terminals) believes that a Product is defective in material, workmanship or design and Tedco and/or PSN, as applicable, desires to reject such Product. Tedco and PSN must jointly provide Titan with a written notice specifying in reasonable detail the reasons for such rejection. If such a specific written rejection is not received within thirty (30) days of receipt of a Product at its ultimate delivery location in Indonesia by PSN or Tedco, as applicable, such Product shall be deemed to be accepted. If within thirty (30) days after its receipt of such notice, Titan has not provided Tedco and PSN with reasonable disposition instructions, Tedco and/or PSN, as applicable, may at its option continue to hold such Product, or return such Product to Titan, shipping charges prepaid by PSN or Tedco, as applicable, for review by Titan. Titan will repair and return any such Product to PSN, shipping charges prepaid by Titan, after completing its review and any necessary repairs.

9.  WARRANTY.

    With respect to any Product furnished hereunder by Titan to Tedco and/or PSN, for a period terminating on the earlier of [...***...] from the date of delivery as set forth in Section 7 of this Agreement, or [...***...] from the commencement of installation of such Product at its ultimate delivery location in Indonesia, Titan warrants that such Product will be free from defects in material and workmanship. Notwithstanding the foregoing, Titan warrants that the DAMA Network Control Software shall be free from program defects for a period terminating [...***...] after installation of such DAMA Network Control Software at the NCS; PROVIDED, HOWEVER, that in no event shall this warranty terminate with respect to DAMA Network Control Software less than the earlier of [...***...] from the date of delivery of the last HUB as set forth in
    Section 7 of this Agreement, or [...***...] from the commencement of installation of the last HUB to be delivered pursuant to the terms of this Agreement. In the event that PSN (with respect to the Regional Equipment) or Tedco (with respect to Rural Terminals) believes that a Product does not conform to such warranty, Tedco and PSN must jointly supply Titan with a written notice specifying in reasonable detail the reasons that the Product does not conform to such warranty. Within 30 days after its receipt of such notice, Titan will either (a) advise designated employees of Tedco and/or PSN, as applicable, in Indonesia as to the proper method of on-site repair for such Product using replacement parts provided by Titan, or (b) request that PSN or Tedco, as applicable, return such Product to Titan's San Diego, California plant, at Titan's expense, for correction or replacement as Titan may elect. This warranty shall not apply to any Product that has been abused, damaged, altered or misused or that is defective for causes external to the Product and not caused by Titan. TITAN MAKES NO OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONTENT, ACCURACY, SUFFICIENCY OR ADEQUACY OF PRODUCTS SOLD UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE GOODS ARE MERCHANTABLE OR FIT FOR A PARTICULAR PURPOSE.

* Confidential Treatment Requested

10. EXCLUSIVITY.

    The parties acknowledge and agree that the Key Equipment provided by Titan for use in the RTS is highly technical in nature and that the implementation of the RTS is the first of its kind. As such, in order to advance the technological integrity of the Key Equipment, and subject to the following provisions of this Section 10, the parties hereto agree as follows:

    10.1 INDONESIA.

         With respect to the purchase and sale of the Key Equipment for use in Indonesia, for a period of [...***...] commencing upon the execution of this Amended and Restated Agreement, (a) Tedco and PSN agree that they will (i) purchase all requirements of Key Equipment for the RTS, or any similar or related equipment required by the RTS to be used by PSN or Tedco, from Titan and (ii) will designate Titan as the sole approved vendor for all such equipment, and (b) Titan agrees to sell the Key Equipment solely and exclusively to Tedco and PSN for use by Tedco and PSN in the development and operation of the RTS.

    10.2 TARGET COUNTRIES.

         With respect to certain countries within the extended footprint of the Palapa C1 and C2 and set forth on Schedule 10.2 of this Agreement (the "Target Countries"), Titan, Tedco and PSN or any Affiliate of Titan, PSN or Tedco (which Affiliate must be mutually consented to in writing by all of the parties), shall [...***...] Titan (or the agreed upon Affiliate of Titan) will receive, at no cost, [...***...] The remaining [...***...] will be divided among Tedco (or the agreed upon Affiliate of Tedco), PSN (or the agreed upon Affiliate of Tedco) and such other entities as may be mutually agreed upon by each of Titan, Tedco and PSN. With respect to each Target Country, for a period of [...***...] commencing upon the execution of this Agreement, (i) Titan will sell the Key

    * Confidential Treatment Requested

         Equipment in such Target Country solely and exclusively through the [...***...] (ii) the [...***...] will only sell Key Equipment or other similar or related equipment produced by Titan, and (iii)
         PSN will make available at least [...***...] for use by RTS-type ventures in Indonesia and such Target Countries. With respect to each Rural Terminal sold through the [...***...] in any Target Country, (i) the first [...***...] of the price of such Rural Terminal shall be remitted by the [...***...] directly to Titan, and (ii) if the sale price of such Rural Terminal exceeds [...***...], any payment amounts in excess of [...***...] shall be divided equally [...***...]. For example, if Rural Terminals are sold in a Target Country for [...***...] of the sale price for such Rural Terminal shall be remitted directly to Titan, and the remaining [...***...]

    10.3 TERMINATION.

         This Section 10 shall terminate September 17, 1999, unless extended by the mutual agreement of the parties, which agreement shall be documented in a writing satisfactory to both of the parties.

    * Confidential Treatment Requested

11.  REPRESENTATIONS AND WARRANTIES.

     Titan, Tedco and PSN each, except as expressly indicated herein, represent and warrant to, and agree with the other that:

     11.1 AUTHORITY; NO BREACH.

          It has the right, power and authority to enter into, and perform its obligations under, this Agreement. Subject to the terms and conditions of any authorization or consent required from any governmental authority (including, without limitation, the governments of the United States and Indonesia) this Agreement is binding upon, and enforceable against it. The execution, delivery and performance of this Agreement shall not result in the breach or non-performance of any agreements it has with third parties. It has complied, in all material respects, with all existing Laws applicable to, and has no knowledge of any Law which would be violated by, this Agreement or the transactions contemplated hereby. As used in this Agreement, "Law(s") mean all governmental (whether international, national, municipal, or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives and orders.

     11.2 CORPORATE ACTION.

          It has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation, enforceable upon itself in accordance with its terms.

     11.3 NO BROKER.

          It does not know of any broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, or of any broker, finder or intermediary who might be entitled to a fee or commission upon the consummation of the transactions contemplated by this Agreement.

12.  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PSN

     12.1 GOVERNMENTAL REGULATIONS.

          PSN has or shall use its reasonable best efforts to obtain and maintain, or cause to be maintained, in all material respects, all applicable international, national and municipal authorizations or permissions (the "Authorizations") necessary to develop and operate the RTS and to comply, or cause compliance, with all Laws regarding the implementation and operation thereof.

     12.2 SATELLITE SYSTEM PERFORMANCE.

          The technical performance and characteristics of the Palapa C1 and C2 extended C-Band transponders designated for use with the RTS shall comply, in all material respects, with the satellite system specifications provided by PSN to Titan and attached hereto as
          Schedule 12.2.

13.  ADDITIONAL REPRESENTATION AND WARRANTY OF TITAN

     13.1 GOVERNMENTAL REGULATIONS.

          Titan has or shall use its reasonable best efforts to obtain and maintain, in all material respects, all applicable Authorizations to develop, manufacture, or have manufactured, construct, test, implement and deliver the Products hereunder.

14. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF TEDCO

    14.1 GOVERNMENTAL REGULATIONS

         Tedco has or shall use its reasonable efforts to obtain and maintain, or cause to be maintained, in all material respects, all applicable Authorizations necessary to develop and operate the RTS and to comply, or cause compliance, with all Laws regarding the implementation and operation thereof.

15. INDEMNIFICATION

    15.1 PSN'S OBLIGATIONS.

         PSN shall indemnify and hold Titan and its Affiliates and their respective directors, officers and employees ("Titan Indemnified Part(y)(ies)") and Tedco and its Affiliates and their respective directors, officers and employees ("Tedco Indemnified Part(y)(ies)" harmless from and against any and all costs, expenses and/or liabilities, incurred by the Titan Indemnified Part(y)(ies) or the Tedco Indemnified Part(y)(ies) (including, but not limited to, (i) costs of investigation and defense, including without limitation court costs and reasonable attorneys and other third party fees and (ii) to the extent permitted by Law, any fines, penalties and forfeitures in connection with any proceedings against a Titan or Tedco Indemnified Party) caused by (a) any willful or intentional Breach of this Agreement by PSN; (b) the infringement by PSN or any Affiliate on rights protected under the patent, trademark, servicemark, trade secret or copyright laws of the United States or any state thereof or of any other governmental entity or body outside the United States as produced and/or manufactured; or (c) the retention and/or use by PSN of any vendor or supplier to fulfill any part of its obligations under this Agreement.

    15.2 TEDCO'S OBLIGATIONS.

         Tedco shall indemnify and hold PSN and its Affiliates, and their respective directors, officers and employees (the "PSN Indemnified Part(y)(ies)") and the Titan Indemnified Part(y)(ies) harmless from and against any and all costs, expenses and/or liabilities, incurred by the PSN Indemnified Part(y)(ies) or the Titan Indemnified Part(y)(ies) (including, but not limited to, (i) costs of investigation and defense, including without limitation court costs and reasonable attorneys and other third party fees and (ii) to the extent permitted by Law, any fines, penalties and forfeitures in connection with any proceedings against a PSN or Titan Indemnified Party) caused by (a) any willful or intentional Breach of this Agreement by Tedco; (b) the infringement by Tedco or any Affiliate on rights protected under the patent, trademark, servicemark, trade secret or copyright laws of the United States or any state thereof or of any other governmental entity or body outside the United States; and/or (c) the retention and/or use by Tedco of any vendor or supplier to fulfill any part of its obligations under this Agreement.

    15.3 TITAN'S OBLIGATIONS.

         Titan shall indemnify and hold the PSN Indemnified Part(y)(ies) and the Tedco Indemnified Part(y)(ies) harmless from and against any and all costs, expenses and/or liabilities, incurred by the PSN Indemnified Part(y)(ies) or the Tedco Indemnified Part(y)(ies) (including, but not limited to, (i) costs of investigation and defense, including without limitation court costs and reasonable attorneys and other third party fees and (ii) to the extent permitted by Law, any fines, penalties and forfeitures in connection with any proceedings against a PSN or Tedco Indemnified Party) caused by (a) any willful or intentional Breach of this Agreement by Titan; (b) the infringement by Titan or any Affiliate on rights protected under the parent, trademark, servicemark, trade secret or copyright laws of the United States or any state thereof or of any other governmental entity or body outside the United States; and/or (c) the retention and/or use by Titan of any vendor or supplier to fulfill any part of its obligations under this Agreement.

16.  BREACH

     16.1 DEFINITION.

          Subject to the terms and conditions of Section 15, if either PSN or Tedco, on the one hand, or Titan, on the other hand, fails to perform any material obligation under this Agreement, and such failure shall continue unremedied for thirty (30) days following written notice of such failure (a) from Titan, if such failure is by PSN or Tedco and (b) jointly by Tedco and PSN if such failure is by Titan, such failure shall, after expiration of said thirty (30) days constitute a "Breach(ing)" of this Agreement.

     16.2 CONSEQUENCES.

          In the event of a Breach of this Agreement, the non-Breaching party may, at its option, terminate this Agreement without any further obligation or liability hereunder. The non-Breaching party shall also have the right to pursue any and all rights it may have against the Breaching party now or hereafter under the Law, including without limitation (i) the right to obtain injunctive relief, if necessary, in order to prevent the other party from willfully or intentionally Breaching its obligations under this Agreement or to compel the other party to perform its obligations under this Agreement; and (ii) the right to reasonable attorneys' and other third-party fees. For the purposes hereof, in the case of a Breach by either PSN or Tedco, the non-Breaching party shall be Titan and, in the case of a Breach by Titan, the non-Breaching party shall be Tedco and PSN, collectively.

     17.  COMPLIANCE WITH LAWS.

          Tedco and PSN agree that they will not, directly or through an intermediary, give or offer to give anything of value to a government official or representative or a political party official or candidate for political office for purposes of inducing such person to use his influence to assist Tedco, PSN or Titan in obtaining or retaining business or to benefit Tedco, PSN or Titan or any other person in any way, and will not otherwise violate the U.S. Foreign Corrupt Practices Act of 1977. Any such breach of the foregoing obligation shall constitute a material breach of this Agreement. Tedco and PSN acknowledge that the products to be provided by Titan pursuant to this Agreement may be subject to approval for export by the United States government, and, accordingly, each of the parties hereto agree that this Agreement is subject to all United States laws and regulations related to export and to all administrative acts of the United States Government pursuant to such laws and regulations.

     18.  FORCE MAJEURE.

          As used in this Agreement, "Force Majeure" means any act of God, governmental action or Law (whether in its sovereign or contractual capacity), or any other circumstances reasonably beyond the control of the party including, but not limited to, weather or acts or omissions of the other party or any other Person (excluding any Affiliates of such party). If any failure or delay by either party in the performance of any of that party's obligations under this Agreement results from a Force Majeure, that failure or delay shall not constitute a Breach of this Agreement.

19. LIMITATION OF LIABILITY

    NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT:

    (a) IT IS EXPRESSLY AGREED THAT THE PARTIES' SOLE OBLIGATIONS, LIABILITIES AND EXCLUSIVE REMEDIES UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY ARE LIMITED TO THOSE SET FORTH IN SECTIONS 15, 16 AND 23 AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED.

    (b) IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ACTUAL DAMAGES PURSUANT TO THIS AGREEMENT IN AN AMOUNT WHICH IN THE AGGREGATE IS GREATER THAN THE TOTAL AMOUNT DUE PURSUANT HERETO AS SET FORTH IN SECTION 4.1.

    (c) IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEN OR NOT, OCCASIONED BY ANY FAILURE TO PERFORM OR THE BREACH OF ANY OBLIGATION UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER.

    (d) THE FOREGOING DOES NOT, AND IS NOT INTENDED TO, PRECLUDE ANY PARTY FROM OBTAINING INJUNCTIVE RELIEF OR OTHER EQUITABLE REMEDIES WHICH ARE SPECIFICALLY PERMITTED HEREUNDER.

20. ASSIGNMENT.

    Neither this Agreement nor any duty or right under it shall be delegated or assigned by any party without the prior written consent of each other party, which consent shall not be unreasonably withheld.

21. CONFIDENTIALLY

    21.1 DEFINITIONS.

         As used in this Agreement, the following terms shall have the meaning set forth below:

         (a) "Disclosing Party" shall mean the party which is disclosing Proprietary Information:

         (b) "Receiving Party" shall mean the party to which Proprietary Information is disclosed:

         (c) "Proprietary Information" shall mean information of any nature in any form, including without limitation all writings, memoranda, copies, reports, papers, surveys, analyses, drawings, letters, computer printouts, software, specifications, data, graphs, charts, sound recordings and/or pictorial reproductions which have been reduced to written form. All Proprietary Information shall be marked as proprietary with an appropriate legend, marking, stamp or other obvious written identification by the Disclosing Party prior to disclosure. In the event either party discloses its Proprietary Information to the other party other than in the manner provided for above, the Disclosing Party shall promptly inform the Receiving Party that such information is deemed proprietary, and shall provide the Receiving Party with a brief written description of such information within thirty (30) days of such disclosure, identifying therein the manner, place, and date of such disclosure and the names of the Receiving Party's representatives to whom such disclosure was made.

    21.2 OBLIGATIONS CONCERNING PROPRIETARY INFORMATION.

         Upon receiving Proprietary Information, the Receiving Party shall keep in strict confidence and not disclose to any Person any of the Disclosing Party's Proprietary Information except as otherwise provided by the terms and conditions of this Agreement. The Receiving Party shall not use such Proprietary Information except for the purposes expressly identified herein without the prior written approval of the Disclosing Party.

         The Receiving Party shall not be liable for disclosure or use of any Proprietary Information if the same:

          (a) is in or enters the public domain, other than by a Breach of this Agreement, prior to such disclosure by the Receiving Party;

          (b) is known to the Receiving Party at the time of first receipt or thereafter becomes known to the Receiving Party without similar restrictions from a source other than the Disclosing Party whom the Receiving Party knows not to be similarly bound; or

          (c) is developed by the Receiving Party independently of any disclosure thereunder as evidenced by written records.

          The Receiving Party will make Proprietary Information of the Disclosing Party available only to those of its employees having a "need to know" in order to carry out their functions in connection with the purpose stated in the recitals hereof. The Receiving Party shall not mechanically copy or otherwise reproduce Proprietary Information except for the purpose of internal evaluation. Each of such copies or reproductions shall contain the same proprietary marking as the original.

          The disclosure of Proprietary Information hereunder shall not be construed as granting either a license under any patent, application, or copyright, or any right of ownership in said Proprietary Information, nor shall such disclosure constitute any representation, warranty, assurance, guarantee or inducement by the Disclosing Party with respect to infringement of patents or other rights of others.

          Should the Receiving Party be required to disclose Proprietary Information received by order of a governmental agency, legislative body or court of competent jurisdiction, the Receiving Party shall promptly notify the Disclosing Party thereof, and, upon the request of the latter shall fully cooperate with the Disclosing Party in contesting such disclosure. If after such contest disclosure is still required, then the Receiving Party shall seek confidential treatment of such information from such governmental agency, body or court. Except in connection with failure to discharge responsibilities set forth in the proceeding sentence, neither party shall be liable in damages for any disclosures pursuant to such governmental, legislative or judicial order.

          All Proprietary Information in tangible forms of expression which has been delivered or thereafter created by copy or reproduction pursuant to this Agreement shall be and remain the property of the

          Disclosing Party. All such Proprietary Information and any and all copies and reproductions thereof shall, within thirty (30) days of written request by the Disclosing Party, be either promptly returned to the Disclosing Party or destroyed at the Disclosing Party's direction. In the event of such requested destruction, the Receiving Party shall provide to the Disclosing Party written certification of compliance therewith within thirty (30) days of such written request.

     21.3 PRESS RELEASE.

          The parties shall use their best reasonable efforts to agree upon a mutually acceptable press release with respect to the parties' general business relationship under this Agreement and to jointly issue and release such press release as soon as reasonably practical.

     21.4 GENERAL.

          The provisions of this Section 21 shall control in lieu of and notwithstanding any proprietary or restrictive legends or statements inconsistent with this Section 21 which may be associated with any particular information hereunder. The provisions of this Section 21 shall continue to govern the exchange of information for five (5) years after this Agreement is terminated.

22.  TERM

     Except as otherwise set forth herein, the "Term" of this Agreement shall be [...***...] from the date hereof, at which time this Agreement, as well as all rights and obligations of the parties hereunder (except as set forth in Section 24.8), shall automatically terminate.

* Confidential Treatment Requested

23. SETTLEMENT OF DISPUTES; ARBITRATION.

    23.1 DISPUTES.

         Any dispute or disagreement arising between any of the parties hereto shall be resolved according to the following dispute resolution procedure: First, such dispute shall be addressed to each party's project manager for discussion and attempted resolution. If any such dispute cannot be mutually resolved by such project managers within five (5) business days, then such dispute shall be immediately referred to the President of each party for discussion and attempted resolution. If such dispute cannot be mutually resolved by such parties' representatives within fifteen (15) days (or such longer period as may be mutually agreed upon), then such dispute or disagreement shall be referred to arbitration in London, England, in accordance with the International Commercial Arbitration Rules (the "Arbitration Rules") of the International Chamber of Commerce ("ICC") in effect on the date such notice is given, except that such arbitration shall be before one arbitrator. Once appointed, the arbitrator shall appoint a time and place for a prehearing status conference not more than fifteen (15) days from the date of his or her appointment, and shall appoint a time and place for a final hearing not more than forty-five (45) days from the date of the status conference. The final hearing shall conclude no later than thirty
         (30) days after its commencement. The parties hereto agree and acknowledge that in the event of any dispute or disagreement between them, each of the parties shall continue to perform their obligations pursuant to this Agreement during the pendency of the dispute resolution procedures set forth herein; PROVIDED, HOWEVER, that Titan shall only be obligated to perform pursuant to this Agreement so long as (a) Tedco and PSN continue to make payments hereunder pursuant to the provisions of Section 6.1 hereof, or (b) Titan is able to continue drawing dawn under the Letters of Credit as described in Section 6.2,
         6.3 and/or 6.4 hereof. Notwithstanding the above, the parties shall have the right to seek injunctive relief in any federal or state court of competent jurisdiction in California.

    23.2 ARBITRATOR.

         The party that demands arbitration of the unresolved dispute or disagreement shall specify in writing the matter to be submitted to arbitration and at the same time choose and nominate a competent person to act as the arbitrator. Within seven (7) days after such notice, the other party shall indicate in writing its concurrence or non-concurrence in the arbitrator nominated by the other party. If the parties to such arbitration fail to concur in the proposed arbitrator, then upon application by either party, the dispute or disagreement shall be referred for resolution by a single arbitrator appointed in accordance with the Arbitration Rules by the ICC.

    23.3 AWARD.

         Prior to the final hearing of any arbitration proceeding, each party shall present to the arbitrator and the other party a proposed award. The arbitrator shall be required to adopt as the final award, and without modification, one of the awards proposed by the parties. The arbitrator shall render a written decision stating with reasonable detail the reasons for the award adopted. Any cash component of the adopted award shall be payable in United States dollars through a bank in the United States.

    23.4 COSTS.

         Each party shall bear its own cost of preparing for and presenting its case; and the cost of arbitration, including the fees, and expenses of the arbitrator, will be shared equally by the parties to such arbitration.

    23.5 ENFORCEMENT.

         The arbitration award shall be final and binding upon the parties and may be confirmed by the judgment of any court having appropriate jurisdiction including without limitation California. Each party hereto specifically reserves the right to seek specific performance, injunctive relief and their equitable remedies in any court having appropriate jurisdiction. To the extent that this Agreement provides a party with a right to seek injunctive relief, such party may seek injunctive relief in any state or federal court of competent jurisdiction to enforce its rights as set forth in this Agreement.

24. MISCELLANEOUS

    24.1 APPLICABLE LAW; ENTIRE AGREEMENT: MODIFICATION.

         The existence, validity, construction, operation and effect of this Agreement (including without limitation Section 23), and the Schedules and Exhibits hereto, shall be determined in accordance with, and be governed by, the laws of the State of California. This Agreement, and the Schedules and Exhibits hereto, constitute the entire agreement between the parties and supersede all previous understandings, commitments or representations concerning the subject matter. Each party acknowledges that the other party has not made any representations other than those which are specifically set forth herein. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom the amendment, notification or waiver is sought to be enforced.

    24.2 NOTICES.

         All notices and other communications from either party to the other hereunder shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon acknowledgment of receipt if sent by facsimile, or upon the expiration of the third business day after being deposited in the United States mails, postage prepaid, certified or registered mail, addressed to the other party as follows.

            TO PSN:

            P.T. Pasifik Satelit Nusantara
            Attn: Director
            Sentra Mulia, Floor 12
            Jalan R. Rasuna Said
            Kav. X6 No. 8, Jakarta 12940

            TO TEDCO GROUP LIMITED:

            Tedco Group Limited
            Attn: Director
            Takashimaya Building
            Tower A, Floor 23
            NG EE AN
            Orchard Road
            Singapore

            TO TITAN INFORMATION SYSTEMS:

            Titan Information Systems Corp.
            Attn: President
            3033 Science Park Road
            San Diego, California 92121

            All payments to be made under this Agreement, if made by mail, shall be deemed to have been made on the date of receipt thereof. The parties hereto may change their addresses by giving notice thereof in conformity with this Section 24.2.

    24.3    SEVERABILITY.

            Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to Law, and wherever there is any conflict between any provision of this Agreement and any Law, such Law shall prevail; PROVIDED, HOWEVER, that in the event of any such conflict, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

    24.4    TAXES.

            Except as set forth in Section 7, PSN (with respect to the Regional Equipment) and Tedco (with respect to the Rural Terminals) shall be responsible for any and all property or sales taxes assessed by any local, state, national or international, public or quasi-public governmental entity based upon the sale of such Products to Tedco and/or PSN, as applicable hereunder. Each party shall be responsible for the payment of its own income or similar taxes.

    24.5    SUCCESSORS, ASSIGNMENT.

            Subject to the limitations and exceptions set forth in Sections 19 and 20, this Agreement shall be binding on and shall inure to the benefit of any and all successors and permitted assigns of the parties; PROVIDED, HOWEVER, that no assignment of this Agreement shall relieve either party hereto of its obligations to the other party. Any purported assignment by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.

    24.6    HEADINGS.

            The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    24.7    PREEMINENCE OVER EXHIBITS.

            In the event that any inconsistency exists between the provisions of this Agreement and any Schedules or Exhibits attached hereto, the provisions of this Agreement shall supersede the provisions of any such Schedules or Exhibits.

    24.8    SURVIVAL OF PROVISIONS.

            The rights and obligations of Tedco, PSN and Titan pursuant to Sections 15, 19, 21, 23, 24.4 and 24.8 shall survive any termination of this Agreement.

    24.9    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            All representations and warranties contained herein or made by the parties, and each of them, in connection herewith shall survive the execution and delivery of this Agreement and any independent investigation made by either party.

    24.10   NO THIRD-PARTY BENEFICIARIES.

            The parties specifically disavow any desire or intention to create a "third-party" beneficiary contract, and specifically declare that no Person, except for the parties and their successors, shall have any rights hereunder nor any right of enforcement hereof.

    24.11   NON-WAIVER OF BREACH.

            Each party hereto may specifically waive any Breach of this Agreement by the other party, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other Breaches. A waiving party, at any time, and upon notice given in writing to the Breaching party, may direct future compliance with the waived term or terms of this Agreement, in which event the Breaching party shall comply as directed from such time forward.

    24.12   COUNTERPARTS.

            This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument. The parties also agree that this Agreement shall be binding upon the faxing by each party of a signed signature page thereof to the other party. If such faxing occurs, the parties agree that they will each also immediately post, by an international express courier such as Federal Express, DHL, TNT (or other similar services), a fully executed original counterpart of the Agreement to the other party

25.  DOCUMENTS.

     Each party hereto agrees to execute and, if necessary, to file with the appropriate governmental entities, such documents, and take such further action, as the other party hereto shall reasonably request in order to carry out the purposes of this Agreement.

26.  NO AGENTS.

     Except as otherwise expressly provided in this Agreement, no party hereto shall act as an agent of any other party hereto, or take any action or do anything that would create an obligation or liability of any party hereto or cause any other party (not a party to this Agreement) to believe that such party is an agent of any party hereto or that such party is authorized to act on behalf of any party hereto. Notwithstanding the foregoing, the parties hereto agree and acknowledge that, for the purposes of Sections 8 and 9 of this Agreement, PSN is hereby authorized by Tedco to act on behalf of Tedco in any dealings with Titan such that all rights and obligations of Titan pursuant thereto shall be exercised on behalf of Tedco by PSN.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TITAN INFORMATION SYSTEMS CORPORATION        P.T. PASIFIK SATELIT NUSANTARA

By: /s/ Fredrick L. Judge                    By: /s/ Adi R. Adiwoso
   -----------------------------------           ------------------------------

Its: President and CEO                       Its: President, Director
    ----------------------------------           ------------------------------

                                             TEDCO GROUP LIMITED

                                             By: /s/ Ronald Korompis
                                                 ------------------------------

                                             Its:  Director
                                                  -----------------------------

                                   Schedule 1.8(a)
                                   HUB Key Elements
                          (Attached hereto: totaling   page)
                                TITAN/PSN Proprietary

         Equipment                                    Quantity
---------------------------------------------------------------------------
DAMA Network Control Computer
(Redundant)                                           [...***...]

Keyboard and Monitor                                  [...***...]

DAMA Network Control Software                         [...***...]

Channel Control Mode (Burst Modem)                    [...***...]

Communication Modems                                  [...***...]

Voice Cards
(may be integrated with modem)                        [...***...]

PSTN Integration Unit                                 [...***...]

Cables and Equipment Rack                             [...***...]


* Confidential Treatment Requested

                                   Schedule 1.8(b)
                                   NCS Key Elements
                          (Attached hereto: totaling   page)
                                TITAN/PSN Proprietary

    Equipment                                             Quantity
---------------------------------------------------------------------------

Master DAMA Network Control Computer
(Redundant)                                              [...***...]

Keyboard and Monitor                                     [...***...]

Master Network Control Software                          [...***...]

Fully redundant Channel Control Modems
(Burst Modem)                                            [...***...]

Communications Modems                                    [...***...]

Voice Cards (may be integrated with modem)               [...***...]

Cables and Equipment Rack                                [...***...]


* Confidential Treatment Requested

                                   Schedule 2.1 (a)

                               [...***...]


* Confidential Treatment Requested

                                Schedule 2.1(b)

   [...***...]


* Confidential Treatment Requested

                                SCHEDULE 2.1(C)
                             RURAL TELEPHONE SYSTEM
                           MASTER MILESTONE SCHEDULE


                   [...***...]


* Confidential Treatment Requested

SCHEDULE 4.3(a)

[...***...]

SCHEDULE  4.3  (b)

[...***...]


* Confidential Treatment Requested

                                     PROPRIETARY                         9/17/96


                                    SCHEDULE 5(a)

                                RURAL TELEPHONE SYSTEM

                                  DELIVERY SCHEDULE

[...***...]


* Confidential Treatment Requested

                                  Schedule 12.2
                         Satellite System Specifications
                      (Attached hereto; totalling 3 pages)
                              Titan/PSN Proprietary

                                 PAYLOAD DESIGN:
[LOGO]                C-BAND FREQUENCY & POLARIZATION PLAN                [LOGO]


                                      [ART]

                     SPACECRAFT CHARACTERISTICS/PERFORMANCE

-------------------------------------------------------------------------------
PAYLOAD

C-Band
  Number of transponders                24 standard, 6 extended
  Channel bandwidth                     36 MHz
  Channel guard band                    4 MHz
  Frequency bands
     Receive                            5927 to 6663 MHz
     Transmit                           3402 to 4198 MHz
  Saturating flux density               -80 to -95 dBW/m(2)
  G/T                                   -2.5 to -6.5 dB/K
  EIRP                                  35 dBW
  Antenna
     Design                             Dual-surface gridded shaped reflectors,
                                        one corrugated feed horn per surface
                                        diplexed for transmit and receive
     Coverage                           Indonesia, other Asian countries,
                                        Australia, and New Zealand
  Receivers                             1.5 dB noise figure, 29 dB gain.
                                        Standard: 2225 MHz
                                        Extended: 3025 MHz frequency translation
  Channel gain control                  0 to 15 dB attenuation in 1 dB steps
  High power amplifiers                 30-21.75W SSPAs
                                        B - 26.75W SSPAs
  Redundancy
     LNA                                4-for-2 (2 groups)
     SSPA                               2 rings (15-for-12)
     Standard D/C                       4-for-2 (2 groups)
     Extended D/C                       4-for-2
Ku-Band
  Number of transponders                4
  Channel bandwidth                     72 MHz
  Channel guard band
     Between channels (1-2 & 3-4)       88 MHz
     At band edge (between Chl 2-3)     288 MHz
  Frequency bands and polarization
Receive                                 13754 to 14486 MHz (horizontal &
                                        vertical)
Transmit                                10954 to 11686 MHz (horizontal &
                                        vertical)
  Saturating flux density               -80 to -95 dBW/m(2)
  G/T                                   3.0 dB/K
  EIRP                                  50 dBW
  Antenna
     Design                             Dual-surface gridded shaped reflectors,
                                        one corrugated feed horn per surface
     Coverage                           Sumatra, Java, Bali, SE Asia, Eastern
                                        China, Korea, Japan, Guam
  Receivers                             1.5 dB noise figure, 57.5 dB gain.
                                        2800 MHz frequency translation
  Channel gain control                  0 to 15 dB attenuation in 1 dB steps
  High power amplifiers                 6-135W TWTAs
  Redundancy
     Receivers                          4-for-2
     TWTAs                              6-for-4 135W TWTAs
-------------------------------------------------------------------------------

                                   AMENDMENT NO. 1
                                          TO
                            AMENDED AND RESTATED AGREEMENT
                               (NO. 030/KON/PSN-IX/95)

                                       BETWEEN

                        TITAN INFORMATION SYSTEMS CORPORATION

                                         AND

                            PT. PASIFIK SATELIT NUSANTARA

                                         FOR

                                 "EQUIPMENT PURCHASE"

                                  AMENDMENT NO. 1 TO
                            AMENDED AND RESTATED AGREEMENT
                    (NO. 030/KON/PSN-IX/95) FOR EQUIPMENT PURCHASE


    THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT (NO.
030/KON/PSN-IX/95) FOR EQUIPMENT PURCHASE (this "Amendment") is entered into as of December 4, 1997 by and between TITAN INFORMATION SYSTEMS CORPORATION, a Delaware Corporation ("Titan"), and PT. PASIFIK SATELIT NUSANTARA, an Indonesian corporation ("PSN").

    WHEREAS, Titan, PSN and Tedco Group Limited, a Singaporean corporation, entered into an Amended and Restated Agreement (No. 030/KON/PSN-IX/95) for Equipment Purchase, dated September 17, 1996 (the "Agreement"). Capitalized terms contained herein shall have the meanings set forth in the Agreement;

    WHEREAS, PSN desires to purchase from Titan and Titan desires to sell to PSN additional Rural Terminals for use in Indonesia, including its Key Elements; and

    WHEREAS, Titan and PSN desire to amend the Agreement as set forth below.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1. Section 4.2 of the Agreement is hereby amended to read in its entirety as follows:

         4.2  FOLLOW-ON ORDERS.

              (A)  FIRST FOLLOW-ON ORDER.

                   Titan will design, manufacture, or have manufactured and deliver to PSN an additional [...***...] without [...***...] (the "First Follow-On Order") to be deployed in Indonesia only. Delivery of the First Follow-On Order shall be made in the manner set forth in Section 5. the provisions of Section 4.1, the aggregate purchase price payable by PSN to Titan for the Rural Terminals contained in the First Follow-On Order shall be as follows:

         * Confidential Treatment Requested

                                       1.

[...***...]



                    The non-recurring engineering fee covers the following upgrades to the Rural Terminals to be delivered under the First Follow-On Order and will be payable upon delivery of reorder Rural Terminal under the First Follow-On Order:

                        (i) Redundant NCS, as specified on Schedule 4.2(a) attached hereto.

                       (ii)  Metering Pulse Implementation, as specified on
                             Schedule 4.2(a) attached hereto.

                       (iii) TUT Replacement, as specified on Schedule
                             4.2(a) attached hereto.

                       (iv) Project Plan for Improved Channel Spacing, as specified on Schedule 4.2(a) attached hereto.

              (B)  ADDITIONAL FOLLOW-ON ORDERS.

                   Upon delivery of the First Follow-On Order to PSN and payment therefore to Titan in accordance with Section 4.2(a), PSN may order, until December 31, 1999, up to an additional [...***...] Rural Terminals without antenna, in minimum increments of [...***...] per order, at a price of [...***...] to be deployed in Indonesia only (any such order being called an "Additional Follow-On Order"). Deliveries of Rural Terminals ordered pursuant to this Section will be delivered at a rate of [...***...] Rural Terminals per month, unless changed in accordance with
                   Section 5.

              * Confidential Treatment Requested

                                       2.

   2. Section 5 of the Agreement is hereby amended to read in its entirety as follows:
        5.   DELIVERY AND PRODUCTION SCHEDULE.

             Delivery of the first [...***...] Rural Terminals under the First Follow-On Order shall take place no later than December 31, 1997, and the remainder of the deliveries under the First Follow-On Order shall take place as set forth on Schedule 5(b) attached hereto. Monthly delivery quantities may be increased with no increase in unit price, on mutual agreement of the parties and with ninety (90) days advance notice.

   3. A new Section 6.3(c) is hereby added to the Agreement and shall read in its entirety as follows:

         (C)  FIRST FOLLOW-ON ORDER PSN LETTERS OF CREDIT.

              No later than December 10, 1997, PSN shall post an irrevocable letter of credit in U.S. dollars in the amount of [...***...] in favor of Titan confirmed with a U.S. chartered bank mutually agreeable to Titan and PSN upon terms mutually agreeable to PSN. Thereafter, commencing on January 2, 1998 (the "Letter of Credit Date"), PSN shall deliver to Titan four consecutive irrevocable letters of credit in U.S. dollars, with one such letter of credit to be delivered on the Letter of Credit Date and each other letter of credit to be delivered every four months following the Letter of Credit Date, each in the amount of [...***...] confirmed with a U.S. chartered bank mutually agreeable to Titan and PSN upon terms mutually agreeable to PSN. The first letter of credit shall be used to pay the non-recurring engineering fee of [...***...] pursuant to
              Section 4.2(a) together with payment in full for the first [...***...] Rural Terminals delivered pursuant to the First Follow-On Order; each of the four subsequent letters of credit issued pursuant to this Section 6.3(c) shall be used to pay for [...***...] additional Rural Terminals to be delivered pursuant to the First Follow-On Order. Each letter of credit delivered to Titan pursuant to this Section 6.3(c) shall allow Titan to draw down, at sight, each such letter of credit upon written notice by Titan to such bank that (a) in the case of the non-recurring engineering fee pursuant to Section 4.2(a), Titan has shipped the first Rural Terminal to PSN under the First Follow-On Order, such draw down being in

   * Confidential Treatment Requested

                                       3.

              an amount equal to [...***...] and/or (b) Titan has shipped a Rural Terminal under the First Follow-On Order to PSN, such draw down being in an amount equal to the product of (i) [...***...] multiplied by (ii) the number of Rural Terminals referenced in the written notice to the bank as having been shipped. In the event that PSN notifies Titan of an increase in the monthly delivery quantities pursuant to Section 5, then the amount of the irrevocable letter of credit should be increased to an amount equal to the product of (i) [...***...] multiplied by (ii) the quantity of Rural Terminals deliverable in such four month period.

   4. A new Section 6.3(d) is hereby added to the Agreement and shall read in its entirety as follows:

         (D)  ADDITIONAL FOLLOW-ON ORDER PSN LETTERS OF CREDIT.

              No less than thirty (30) days prior to the scheduled delivery date for Rural Terminals under the first Additional Follow-On Order pursuant to Section 4.2(d) (the "Additional Letter of Credit Date"), PSN shall post an irrevocable letter of credit in U.S. dollars in the amount of [...***...] in favor of Titan confirmed with a U.S. chartered bank mutually agreeable to Titan and PSN upon terms mutually agreeable to PSN. Thereafter PSN shall deliver to Titan four consecutive irrevocable letters of credit in U.S. dollars, with one such letter of credit to be delivered every four months following the Additional Letter of Credit Date (assuming that Additional Follow-On Orders are being made pursuant to Section 4.2(b)), each in the amount of [...***...] confirmed with a U.S. chartered bank mutually agreeable to Titan and PSN upon terms mutually agreeable to PSN. Each of the four subsequent letters of credit issued pursuant to this Section 6.3(d) shall be used to pay for [...***...] additional Rural Terminals to be delivered pursuant to Additional Follow-On Orders. Each letter of credit delivered to Titan pursuant to this Section 6.3(d) shall allow Titan to draw down, at sight, each such letter of credit upon written notice by Titan to such bank that Titan has shipped a Rural Terminal under the Additional Follow-On Order to PSN, such draw down being in an amount equal to the product of (i)

                                       4.

              [...***...] multiplied by (ii) the number of Rural Terminals referenced in the written notice to the bank as having been shipped. In the event that PSN notifies Titan of an increase in the monthly delivery quantities pursuant to Section 5, then the amount of the irrevocable letter of credit should be increased to an amount equal to the product of (i) [...***...] multiplied by (ii) the quantity of Rural Terminals deliverable in such four month period.

    5. The first and second sentences of Section 7 of the Agreement are hereby amended to change "Titan's plant in San Diego, California" to "point of manufacture in the U.S." The third sentence of Section 7 of the Agreement is hereby amended to change "Titan's San Diego, California plant" to "point of manufacture in the U.S."

    6. Except as expressly amended pursuant to this Amendment, the Agreement shall continue in full force and effect.

    7. This Amendment shall be governed by the laws of the State of California as applicable to contracts entered into and performed entirely within the State of California by residents of California.

    8. This Amendment may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

TITAN INFORMATION SYSTEMS                       PT. PASIFIK SATELIT NUSANTARA
CORPORATION

By: /s/ Frederick L. Judge                       By: /s/ Adi Adi Woso
    ------------------------                        ----------------------------
    Frederick L. Judge
    President and                                Name:
    Chief Executive Officer                           --------------------------

By: /s/ Carter S. Miller                         Title:
    ------------------------                            ------------------------
    Carter S. Miller
    Managing Director

* Confidential Treatment Requested

                                       5.

                                   SCHEDULE 4.2(a)
                             UPGRADES TO RURAL TERMINALS

1.  REDUNDANT NCS.

    Titan will develop a capability to have a second NCS suite of hardware operate as a Redundant NCS and take over if the primary NCS fails. The second NCS will utilize an NCS computer, a CC computer and a full set of FOW and ROW modems and a hardware switch to switch from the primary to the secondary NCS. The secondary NCS will maintain a data base that duplicates the primary NCS so that the secondary NCS has full knowledge of all calls that are in progress and will be able to take over operation from the primary NCS without disconnecting calls in progress. The system will include one NMS computer; since the system can continue operation even if the NMS fails, redundancy of that computer is not required. The various operating components, NMS, NCS, CC and modems will exchange keep alive packets to assure that all components are working. If the keep alive packets are not received properly, a baton pass will be initiated so that the secondary NCS takes over operation and the primary NCS is taken off line.

    This development will provide for redundancy when the secondary NCS is co-located with the primary NCS. It will be easily extendible, with some separately funded hardware and software additions, to provide for the case when the secondary NCS is at a different geographic location from the primary NCS.

    The development effort addressed herein is the development of the software to implement the redundancy function. PSN will need to separately procure the Secondary NCS' computers, CCM1500s and redundancy switch needed to install the function.

    This facility is planned to be operational in March 1998.

2.  METERING PULSE IMPLEMENTATION.

    Titan will add generation of the metering pulse in the RTT hardware and software. The metering pulse is a [...***...]. The tone is only applicable for RTT-originated calls, as it is used for initiating billing to a payphone. The tone is added to the voice channel from the RTT towards the telephone attached to the RTT whenever the PSTN phone answers the call (this indicates to a payphone, such as the TUT phone, that it should start charging the user).

    The implementation requires the following changes:


* Confidential Treatment Requested

                                       1.

         (A) The RTT hardware starting with serial number 090046002 will contain new circuitry to generate the tone. It will start and stop the generation of the tone upon command from the CSP.

         (B) The CSP software was changed at version 3.17 to create the metering pulse upon receipt of the answer indication from Telkom.

3.  TUT REPLACEMENT.

    Titan will implement new code such that the billing information is provided over the satellite link, rather than being calculated by the TUT. This will allow PSN to use any inexpensive phone at the RTT site.

    The planned architecture is that the NCS will connect to a computer provided by PSN that contains the billing tariff algorithms and provides the billing calculation. The final cost of the call will then be transmitted over the satellite link and printed on a small printer, provided by PSN, that is attached to the data port on the RTT Indoor Unit.

4.  PROJECT PLAN FOR IMPROVED CHANNEL SPACING.

    The original Xpress Connection development contract specified that the system would be capable of providing a minimum of [...***...] circuits per transponder and channel tuning increments and occupancy would not be greater than [...***...] per carrier. The [...***...] occupancy limit allows for up to [...***...] per transponder. In order to provide the possibility of increasing the number of channels per transponder, Titan will decrease the channel tuning and occupancy to [...***...] per carrier. With this spacing, the number of channels per transponder could potentially be increased to [...***...] channels per transponder if link budget restrictions and maximum satellite power restrictions could be met.

    The number of channels that can be supported on a transponder is limited by several factors such as satellite power limits, rain fade, inter-modulation products, local interference, and adjacent channel interference. The combined effects of these, and how much margin must be designed into the link budget to account for them, can be most accurately measured by gathering data from a system after it is running with a large volume of traffic. Therefore, Titan is proposing that the system be operated with [...***...] channels per transponder and then analyze the results and determine if it is practical to operate the system with more than [...***...] channels per transponder.

    Titan plans to have this development available in January 1998.


* Confidential Treatment Requested

                                       2.

                                    SCHEDULE 5(b)

                               RURAL TELEPHONE SYSTEMS

                                  DELIVERY SCHEDULE


                                     [...***...]






* Confidential Treatment Requested

                                   AMENDMENT

                            (No.045/KON/PSN-XII/97)

                                       TO

                                 AMENDMENT NO. 1


                            (No.044/KON/PSN-XII/97)


                                     BETWEEN

                        TITAN INFORMATION SYSTEMS CORPORATION


                                       AND


                          PT. PASIFIK SATELIT NUSANTARA


                                       FOR

                              "EQUIPMENT PURCHASE"

                              AMENDMENT TO AMENDMENT NO.1
                                FOR EQUIPMENT PURCHASE


     THIS AMENDMENT TO AMENDMENT NO. 1 (NO. 044/KON/PSN-XII/97) FOR EQUIPMENT PURCHASE (this "Amendment") is entered into as of December 6, 1997, by and between TITAN INFORMATION SYSTEMS CORPORATION, a Delaware Corporation ("Titan"), and PT.PASIFIK SATELIT NUSANTARA, an Indonesian corporation ("PSN").

     WHEREAS, Titan, PSN and Tedco Group Limited, a Singapore corporation, entered into an Amended and Restated Agreement (No. 030/KON/PSN-IX/95) for Equipment Purchase, dated September 17, 1996 (the "Agreement"). Capitalized terms contained herein shall have the meanings set forth in the Agreement.

     WHEREAS, Titan and PSN entered into an Amendment No. 1 to Amended and Restated Agreement (No. 044/KON/PSN-XII/97) for Equipment Purchase, dated December 4, 1997 (the "Amendment No. 1"); and

     WHEREAS, Titan and PSN desire to amend the Amendment No. 1 as set forth below.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual promises set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. A new Section 6.3(c) of the Amendment No. 1 is hereby revised and added to the Agreement and shall read in its entirety as follows:

         (c)  FIRST FOLLOW-ON ORDER PSN PAYMENT.

              1. For [...***...] unit of Rural Terminal without antennas (hereinafter referred to as "First Batch") including the Non-Recurring Fee on pro-rata basis counting the number of the Rural Terminal being ordered, PSN will issue the Purchase Order (hereinafter referred to as "PO"), within 10 (ten) working days after the date of this Amendment. Titan then will deliver the First Batch by December 31, 1997. However, Titan shall immediately, after shipment the First Batch, send to PSN all necessary shipping documents (including the Bill of Lading, Titan's commercial invoice, Packing List and Insurance Certificate, only applicable if PSN instruct Titan to do so, whereby PSN will be the beneficiary) (hereinafter referred to

* Confidential Treatment Requested
                  as "Shipping Documents"), PSN will make the payment to Titan at the amount of [...***...] for the First Batch and to be available in Titan's account no later than March 27, 1998.

              2. For the remaining [...***...] unit of Rural Terminal without the antennas, the delivery schedule described in schedule 5b in the Amendment No. 1 hereby adjusted to begin deliveries in March 1988. PSN will issue 4(four) PO in following sequence: (a) the first PO of [...***...] units, to be issued on February 1, 1998; (b) the second PO of [...***...] units, to be issued on June 1, 1998: (c) the third PO of [...***...] units, to be issued on October 1, 1998; (d) the fourth PO of [...***...] units, to be issued on February 1, 1999. Upon receipt of PO Titan will issue and invoice and send by fax to PSN. PSN will, not later than 14 (fourteen) working days after the date of each PO will pay Titan [...***...] of the amount of the PO by means of Telegraphic Transfer. The remaining balance of [...***...] will be paid by means of Telegraphic Transfer no later than 14 (fourteen) working days after the date PSN receive the Shipping Document. Titan, subject to the issuance of the PO by PSN, effective of March 1998, will begin shipping [...***...] units of Rural Terminal without the antennas per month until July 1999 whereby the final shipment of [...***...] units will complete the shipment of the [...***...] Rural Terminal without antennas.

     2. A new Section 6.3(d) is being added to the Agreement by Amendment No. 1 hereby is amended and shall read in its entirety as follows:

         (d)  OPTION FOR ADDITIONAL FOLLOW-ON ORDER.

              PSN, may, by written notice to Titan on or prior [...***...] place an order of [...***...] Rural Terminal without antennas with the price of [...***...]. The delivery schedule, the issuance of PO and the payment mechanism will use the agreed terms and condition as stipulated in Section 6.3(c) paragraph 2 above. The Parties shall negotiate in good faith on timely manner at the appropriate time.

* Confidential Treatment Requested

     3. The delivery schedule contains uncertainties that may beyond the control of PSN; consequently PSN may adjust the schedule of delivery. Titan agreed to cooperate with PSN on making the necessary adjustment, however PSN will notified Titan 90 (ninety) days in advance of its intention; provided however, PSN agree in no event will any adjustment be made shall cause the delivery schedule to less than [...***...] units per month.

     4.  [...***...]

     5. Except as expressly amended pursuant to this Amendment, the Agreement and the Amendment No. 1 shall continue in full force and effect.

     6. The Parties agreed to prepare and sign a mutually agreeable service agreement (hereinafter referred to as the "Service Agreement") which identifies the details of Titan's Warranty performance under the Agreement as well as necessary Titan support for the Rural Terminals after the Warranty period is finished. The parties agreed to begin this process within 10 days after signing this agreement.

     7. This Amendment shall be governed by the laws of the State of California as applicable to contracts entered into and performed entirely within the State of California by residents of California.

     8. This Amendment may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.



TITAN INFORMATION SYSTEMS                      PT. PASIFIK SATELIT NUSANTARA
CORPORATION


By: /s/  FREDERICK L. JUDGE                    By:  /s/ ADI R. ADIWOSO
   ---------------------------------                ---------------------------
   Frederick L. Judge                          Name:  Adi R. Adiwoso
   President and                               Title: President, Director
   Chief Executive Officer


By: /s/ CARTER S. MILLER
   ---------------------------------
   Carter S. Miller
   Managing Director


* Confidential Treatment Requested

                               SECOND AMENDMENT

                                      TO

                                AMENDMENT NO. 1

                                      TO

                        AMENDED AND RESTATED AGREEMENT

                            (NO. 030/KON/PSN-IX/95)



                                    BETWEEN



                            LINKABIT WIRELESS, INC.



                                      AND



                         PT. PASIFIK SATELIT NUSANTARA



                                      FOR



                             "EQUIPMENT PURCHASE"

                              SECOND AMENDMENT TO
                              AMENDMENT NO. 1 TO
                        AMENDED AND RESTATED AGREEMENT
                (NO. 030/KON/PSN-IX/95) FOR EQUIPMENT PURCHASE


THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT (NO. 030/KON/PSN-IX/95) FOR EQUIPMENT PURCHASE (this "Amendment") is entered into as of December 31, 1997, by and between LINKABIT WIRELESS, INC., a Delaware Corporation, formerly known as Titan Information Systems Corporation ("Titan"), and PT. PASIFIK SATELIT NUSANTARA, an Indonesian corporation ("PSN").

     WHEREAS, Titan, PSN and Tedco Group Limited, a Singaporean corporation, entered into and Amended and Restated Agreement (No. 030/KON/PSN-IX/95) for Equipment Purchase, dated September 17, 1996 (the "Agreement"). Capitalized terms contained herein shall have the meanings set forth in the Agreement;

     WHEREAS, Titan and PSN amended the Agreement on December 4, 1997 with Amendment No. 1 to Amended and Restated Agreement for Equipment Purchase, and then further amended the Agreement on December 6, 1997 with Amendment to Amendment No. 1 for Equipment Purchase (collectively, the "Prior Amendments");

     WHEREAS, Titan subsequently changed its corporate name from Titan Information Systems Corporation to Linkabit Wireless, Inc; and

     WHEREAS, Titan and PSN desire to amend the Agreement, as amended by the Prior Amendments, as set forth below.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 6.3(c)(1) of the Agreement is hereby amended to read in its entirety as follows:

          (C)  First Follow-On Order PSN Payment.

               1. For [ . . . *** . . . ] Rural Terminals without antennas, [. . . *** . . . ] CCM 1500 Modems and [ . . . *** . . . ] PSTN
          Gateway Earth Station including RF components (hereinafter collectively referred to as the "First Batch"), including


                                          * Confidential Treatment Requested
                                       1.

          the Non-Recurring Fee on a pro-rata basis counting the number of Rural Terminals being ordered, PSN will issue a Purchase Order (hereinafter referred to as the "PO") no later than the day immediately after shipment of the First Batch, Titan shall also send to PSN all necessary shipping documents (including the Bill of Lading, Titan's commercial invoice, Packing List and Insurance Certificate, the Insurance Certificate only being necessary if PSN instructs Titan to deliver an Insurance Certificate where PSN will be the beneficiary) (hereinafter referred to as "Shipping Documents"). PSN will pay to Titan [ . . . *** . . . ] for the First Batch no later than [ . . . *** . . . ] (the "First Batch Payment"). If PSN does not make the First Batch Payment to Titan by [ . . . *** . . . ], PSN will be required to pay to Titan (i) [ . . . *** . . . ] on the first day of each month commencing on [ . . . *** . . . ] until payment is made in full, and (ii) interest calculated at a rate of 10% per annum, payable on the first day of each month commencing on [ . . . *** . . . ], on the outstanding balance owed by PSN to Titan with respect to the First Batch Payment on such date (the amount of interest being calculated prior to any payment being made pursuant to (i) above on such date). PSN is currently seeking approval for financing support from the USA Export/Import Bank (EX/IM). At such time as the EX/IM financing is approved, all such payments due under this agreement shall be immediately due and payable, not withstanding any other payment terms herein.

     2. The Amendment and the Agreement shall be assignable to any wholly-owned subsidiary of Titan.

     3. Except as expressly amended pursuant to this Amendment, the Agreement shall continue in full force and effect.

     4. This Amendment shall be governed by the laws of the State of California as applicable to contracts entered into and performed entirely within the State of California by residents of California.

     5. This Amendment may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.







                                           * Confidential Treatment Requested
                                       2.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LINKABIT WIRELESS, INC.            PT. PASIFIK SATELIT NUSANTARA



By: /s/ Frederick L. Judge          By: /s/ Adi R. Adiwoso
   -----------------------------       ----------------------
  Frederick L. Judge
  President and
  Chief Executive Officer           Name:  Adi R. Adiwoso
                                          ----------------
                                    Title: President and CEO
                                          ------------------

By:  /s/ Carter S. Miller
   -----------------------------
  Carter S. Miller
  Managing Director




                                       3.